1 TITAN MACHINERY INC. INSIDER TRADING POLICY This Insider Trading Policy (the “Policy”) describes the standards of Titan Machinery Inc. and its subsidiaries (the “Company”) on trading the Company’s securities or securities of other publicly traded companies while in possession of confidential information. This Policy is divided into two parts: Part I prohibits trading in certain circumstances and applies to all directors, officers and employees, their respective immediate family members, entities controlled by a person covered by this Policy and consultants and independent contractors of the Company and Part II imposes special additional trading restrictions and applies to all directors of the Company, officers of the Company, members of senior management, assistants supporting executive officers, store managers, business managers, store administrators and those persons within the Company and each of its subsidiaries identified by the Company’s Compliance Officer as a Covered Person and entities controlled by any such person (collectively, “Covered Persons”). The federal securities laws prohibits “insider trading.” Simply stated, insider trading occurs when a person while in possession of material non-public information obtained through involvement with the Company purchases, sells, gives away or otherwise trades Company securities or provides that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “non- public.” These terms are defined in this Policy under Part I, Section 3 below. The prohibitions apply to any director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy and consultants and independent contractors of the Company who buys or sells Company securities while in possession of material non-public information that he or she obtained about the Company or the Company’s customers, suppliers, or other business partners. PART I 1. Applicability This Policy applies to all trading or other transactions in the Company’s securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, and also applies to derivative securities (such as calls, puts, options and similar esoteric securities) relating to any of the Company’s securities, whether or not issued by the Company. This Policy applies to all employees of the Company, all officers of the Company and all members of the Company’s board of directors, their respective immediate family members and entities controlled by a person covered by this Policy. This Policy also applies to all consultants and independent contractors of the Company. 2. General Policy: No Trading While in Possession of Material Non-Public Information (a) No director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy or consultants or independent contractors of the Company may purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material non-public information about the Company. (The terms “material” and “non-public” are defined in Part I, Section 3(a) and (b) below.) (b) No director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy or consultants or independent contractors of the Company who knows of any material non-public information about the Company may communicate that information to (“tip”) any other person, including family members and friends, or otherwise disclose such information without the Company’s prior written authorization. (c) No director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy or consultants or independent contractors of the Company may purchase or sell any security of any other company, while in possession of material non-public information about that company that was obtained in the course of his or her involvement with the Company. No director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy or consultants or

2 independent contractors of the Company who knows of any material non-public information of any other company, which was obtained in the course of his or her involvement with the Company, may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose that information. (d) No director, officer or employee, their respective immediate family members, entities controlled by a person covered by this Policy or consultants or independent contractors of the Company should engage in hedging transactions involving the Company’s securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. These transactions are short-term or speculative in nature, or give the appearance that they are speculative in nature, and are inconsistent with a long-term investment focus. (e) Covered Persons must “pre-clear” all trading in securities of the Company in accordance with the procedures set forth in Part II, Section 3 below. 3. Definitions (a) Material. Insider trading restrictions come into play only if the information you possess is “material.” Materiality, however, involves a relatively low threshold. Information is generally regarded as “material” if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision. Information dealing with the following subjects is reasonably likely to be found material in many situations: (i) significant changes in the Company’s prospects; (ii) significant write-downs in assets or increases in reserves; (iii) developments regarding significant litigation or government agency investigations; (iv) liquidity problems; (v) changes in earnings estimates or unusual gains or losses in major operations; (vi) major changes in management; (vii) changes in dividends; (viii) extraordinary borrowings; (ix) award or loss of a significant contract; (x) changes in debt ratings; (xi) proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, or purchases or sales of substantial assets; or (xii) offerings of Company securities. Material information is not limited to historical facts but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or similar event, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, acquisition or similar event, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular non-public information is material, you should presume that it is material. If you are unsure as to whether information is material, you should consult the Compliance Officer. (b) Non-Public. Insider trading prohibitions come into play only when you possess information that is material and “non-public.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until the time that is 24 hours after the time that the information was publicly disclosed before you can treat the information as public. Non-public information may include: (i) information available to a select group of analysts or brokers or institutional investors;

3 (ii) undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and (iii) information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally 24 hours after the time that the information was publicly released). As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Compliance Officer or assume that the information is non-public and treat it as confidential. (c) Compliance Officer. The Company has appointed the General Counsel as the Compliance Officer for this Policy. The duties of the Compliance Officer include, but are not limited to, the following: (i) assisting with implementation and enforcement of this Policy; (ii) circulating this Policy to all employees and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws; (iii) pre-clearing all trading in securities of the Company by Covered Persons in accordance with the procedures set forth in Part II, Section 3 below; and (iv) providing approval of any Rule 10b5-1 plans under Part II, Section 1(c) below and any prohibited transactions listed under Part II, Section 4 below. 4. Stock Option Exception The trading restrictions of this Policy do not apply to the exercise of stock options granted by the Company for cash or the delivery of previously owned Company common stock. However, the sale of any shares issued on the exercise of Company-granted stock options or any cashless exercise of Company-granted stock options are subject to trading restrictions under this Policy. 5. Violations of Insider Trading Laws Penalties for trading on or communicating material non-public information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory. (a) Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company’s securities when he or she has material non-public information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material non-public information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The Securities and Exchange Commission (the “SEC”) can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. (b) Company-imposed Penalties. Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Compliance Officer and must be provided before any activity contrary to the above requirements takes place.

4 (c) Reporting of Violations. Any director, officer or employee or any of their immediate family members or consultants and independent contractors of the Company who violates this Policy or any federal or state law governing insider trading or tipping, or knows of any such violation by any other person, must report the violation immediately to the Compliance Officer. Upon determining that any such violation has occurred, the Compliance Officer, in consultation with the Company’s Chief Executive Officer and Chief Financial Officer and, where appropriate, the Chair of the Audit Committee of the Board of Directors, will determine an appropriate course of conduct for the Company. 6. Inquiries If you have any questions regarding any of the provisions of this Policy, please contact: Compliance Officer: Steve Noack, General Counsel Telephone: (701) 433-7076 Email: steve.noack@titanmachinery.com 7. Miscellaneous A copy of this Policy will be delivered to all directors, officers, employees, consultants and independent contractors of the Company upon its adoption by the Company and to all new directors, officers, employees, consultants and independent contractors of the Company at the start of their employment, service or relationship, as applicable, with the Company. PART II 1. Blackout Periods All Covered Persons are prohibited from trading in the Company’s securities during blackout periods as defined below. (a) Quarterly Blackout Periods. Trading in the Company's securities is prohibited during the period beginning at the close of the market on the 15th calendar day of the last calendar month of each fiscal quarter and ending as of the time that is 24 hours after the time that the Company's financial results are publicly disclosed. During these periods, Covered Persons generally possess or are presumed to possess material non-public information about the Company's financial results. (b) Other Blackout Periods. From time to time, other types of material non-public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions or other similar events) may be pending and not be publicly disclosed. While such material non-public information is pending, the Company may impose special blackout periods during which Covered Persons are prohibited from trading in the Company's securities. The existence of the special blackout periods will not be announced, other than to those who are aware of the event giving rise to such blackout. If, however, a Covered Person requests permission to trade in the Company’s securities during a special blackout period, the Compliance Officer will inform the requester of the existence of a special blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of a special blackout period should not disclose the existence of the blackout to any other person. (c) 10b5-1 Plans. These trading restrictions do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 under the Securities Exchange Act of 1934 (an “Approved 10b5-1 Plan”) that generally: (i) has been reviewed and approved at least [one month] in advance of any trades thereunder by the Compliance Officer (or, if revised or amended, such revisions or amendments have been reviewed and approved by the Compliance Officer at least [one month] in advance of any subsequent trades); (ii) was entered into (or, revised or amended) in good faith by the Covered Person only during a Trading Window (as described in Part II, Section 2 below) and at a time when the

5 Covered Person was not in possession of material non-public information about the Company; and (iii) gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Covered Person, so long as such third party does not possess any material non-public information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions. 2. Trading Window Covered Persons are permitted to trade in the Company’s securities when no blackout period is in effect. Generally this means that Covered Persons can trade during the period beginning as of the time that is 24 hours after the time the Company's financial results are publicly disclosed and ending at the close of the market on the 15th calendar day of the last calendar month of each fiscal quarter. However, even during this trading window, a Covered Person who is in possession of any material non-public information should not trade in the Company’s securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period under Part II, Section 1(b) above is imposed and will re- open the trading window once the special blackout period has ended. 3. Pre-Clearance of Securities Transactions (a) Because Covered Persons are likely to obtain material non-public information on a regular basis, the Company requires all such persons to refrain from trading, even during a trading window described in Part II, Section 2 above, without first pre-clearing all transactions in the Company’s securities with the Compliance Officer. (b) Subject to the exemption in subsection (d) below, no Covered Person may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company security at any time without first obtaining prior written approval from the Compliance Officer. These procedures also apply to transactions by such person’s spouse, other persons living in such person’s household and minor children and to transactions by entities over which such person exercises control. The Covered Person shall request pre-clearance from the Compliance Officer in writing using the form attached as Appendix A hereto. (c) The Compliance Officer shall record the date each request form is received and the date and time each request form is approved or disapproved. Unless revoked, the approval received from the Compliance Officer will remain valid until the close of trading two business days following the day on which it was granted. If the transaction does not occur within the two-day period, pre-clearance of the transaction must be re-requested. (d) If the Compliance Officer desires to complete any trades involving Company’s securities, he or she must first obtain pre-clearance from the Chief Executive Officer or the Chief Financial Officer of the Company. (e) The existence of the foregoing pre-clearance procedures does not in any way obligate the Compliance Officer (or, in the case of any trade by the Compliance Officer, the Chief Executive Officer or the Chief Financial Officer of the Company) to approve any trades requested by any Covered Person. (f) Pre-clearance is not required for purchases and sales of Company securities under an Approved 10b5-1 Plan. With respect to any purchase or sale under an Approved 10b5-1 Plan, the third party effecting transactions on behalf of the Covered Person should be instructed to send duplicate confirmations of all such transactions to the Compliance Officer. 4. Prohibited Transactions (a) Directors and executive officers of the Company are prohibited from trading in the Company’s equity securities during a blackout period imposed under an “individual account” retirement or pension plan of the Company, during which at least 50% of the plan participants are unable to purchase, sell or otherwise acquire or transfer an interest in equity securities of the Company, due to a temporary suspension of trading by the Company or the plan fiduciary.

6 (b) Covered Persons, including any person’s spouse, other persons living in such person's household and minor children and entities over which such person exercises control, are prohibited from engaging in the following transactions in the Company’s securities: (i) Short-term trading. Covered Persons who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase. A Covered Person’s short-term trading of the Company’s securities may be distracting to such individual and may unduly focus such individual on the Company’s short-term stock market performance instead of the Company’s long-term business objectives; (ii) Short sales. Covered Persons may not engage in short sales of the Company’s securities. A short sale is the sale of a security that the seller does not own at the time of the trade and is essentially a bet that a company’s security will decline in value; (iii) Options trading. Covered Persons may not buy or sell puts, calls or other derivative instruments that relate to or involve the Company’s securities; and (iv) Pledges for Loans. Except as described in subsection (c) below regarding holding Company securities in a margin account, Covered Persons may not pledge Company securities as collateral for a loan. Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan and the foreclosure sale may occur at a time when the insider is aware of material non-public information or otherwise is not permitted to trade in Company securities. (c) Covered Persons, including any person’s spouse, other persons living in such person's household and minor children and entities over which such person exercises control, are prohibited from holding Company securities in a margin account, unless advance written approval is obtained from the Compliance Officer. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, which could result in the margin sale occurring at a time when the Covered Person is aware of material non-public information or otherwise is not permitted to trade in Company securities. Any request for preclearance to hold Company securities in a margin account must be submitted to the Compliance Officer at least two weeks prior to the proposed date on which such securities are proposed to be transferred to such margin account, so that the proposal can be appropriately evaluated. 5. Acknowledgment and Certification All Covered Persons are required to sign the attached acknowledgment and certification. ACKNOWLEDGMENT AND CERTIFICATION The undersigned does hereby acknowledge receipt of the Company’s Insider Trading Policy. The undersigned has read and understands (or has had explained) such Policy and agrees to be governed by such Policy at all times in connection with the purchase and sale of the Company’s securities and the confidentiality of non- public information. Date: ________________________ ______________________________ (Signature) ______________________________ (Please print name)

APPENDIX A TITAN MACHINERY INC. PRE-TRANSACTION NOTIFICATION FORM Name of Covered Person: Date of Notice: Anticipated Date of Transaction: Please describe the proposed transaction, including the type of transaction (purchase, sale, option exercise, pledge, gift, etc.), the number of shares, and any third parties to be involved in the transaction: Please list any transactions in the securities of Titan Machinery Inc. (“Titan”) in which you have engaged during the six months prior to the date of this notice, including, but not limited to, purchases or sales in the open market, exercises of options, warrants or gifts. OR, if you have not had any such transactions in the preceding six months, please so indicate by checking this box. Date Type of Transaction Please check the following box to indicate that you are not in possession of material non-public information regarding Titan Machinery Inc. NOTICE: This Form relates only to certain aspects of Titan’s Insider Trading Policy. An indication that the trading window is open does not indicate whether the transaction is allowable under applicable securities laws or Titan policies. YOU are responsible for compliance with all applicable securities laws and Titan policies. You are encouraged to consult outside counsel before engaging in the proposed transaction. Failure to receive confirmation of an open trading window at all or on a timely basis shall not give rise to any claims against the Compliance Officer or Titan. Signature of Covered Person: ... To be completed by Compliance Officer: Date of Receipt of Notice: Trading window is: Open (___/___/___ - ___/___/___) Closed Signature: Date: